SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 17, 1997

                             Mercury Finance Company
               (Exact name of registrant as specified in charter)


   Delaware                          1-10176            36-3627010
(State of other jurisdiction       (Commission         (IRS Employer
   of incorporation)               File Number)     Identification No.)



100 Field Drive, Lake Forest, Illinois                      60045
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (847) 295-8600





                                       N/A
          (Former name or former address, if changed since last report)



Item 5.   Other Events.

     On June 17, 1997, the Registrant announced that it has revised and re-established its stock option program for key employees. As part of the implementation of that program, 408 employees were given the opportunity to receive new stock options with an exercise price equal to $3.00 per share covering the same number of option shares that these employees held under earlier options with a vesting schedule that vests the options over an 18-month period. In addition, the Registrant granted new stock options for a total of approximately 709,000 shares of common stock, also exercisable at $3.00 per share to a total of 304 employees. The Registrant believes that these grants are necessary and appropriate to motivate and retain key employees necessary for the ongoing turnaround of the Registrant.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Mercury Finance Company

Date:  25 June, 1997          By:  /s/ William A. Brandt, Jr.
                              Its: President/CEO